EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

Description of the Transaction

On January 15, 2015, Depomed, Inc., a California corporation (“Depomed” or the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“Janssen” or the “Seller”), pursuant to which Depomed would acquire from Janssen and its affiliates the U.S. rights to the NUCYNTA® franchise of pharmaceutical products (the “NUCYNTA® U.S. Product Rights”) as well as certain related assets (the “NUCYNTA® Acquisition”) for $1.05 billion in cash (the “Purchase Price”).

The NUCYNTA® franchise includes NUCYNTA® ER (tapentadol) extended release tablets indicated for the management of pain, including neuropathic pain associated with diabetic peripheral neuropathy (DPN), severe enough to require daily, around-the-clock, long-term opioid treatment, NUCYNTA® (tapentadol), an immediate release version of tapentadol, for management of moderate to severe acute pain in adults, and NUCYNTA® (tapentadol) oral solution, an approved oral form of tapentadol that has not been commercialized (collectively, the “Products”).

Upon the consummation of the NUCYNTA® Acquisition on April 2, 2015, Depomed acquired (i) rights to commercialize the Products in the United States, and (ii) certain other assets relating to the Products, including finished goods product inventory and certain manufacturing equipment.  In addition, Janssen assigned to Depomed all of its rights and obligations under the License Agreement (U.S.) (the “License Agreement”) by and among Janssen, Janssen Research & Development, LLC and Grünenthal GmbH (“Grünenthal”) pursuant to which Janssen has a royalty-bearing license to certain Grünenthal patents and other intellectual property rights covering the commercialization of the Products in the United States.

In connection with the NUCYNTA® Acquisition, Depomed assumed responsibility for the ongoing legal proceedings relating to certain of the Grünenthal patents licensed under the License Agreement and Janssen’s clinical obligations relating to the Products and will be responsible for the associated post acquisition costs.  Other than as set forth in the Asset Purchase Agreement, Janssen retained all liabilities relating to the Products associated with Janssen’s commercialization of the Products prior to the consummation of the Transaction.

In connection with the NUCYNTA® Acquisition, Depomed, Janssen and certain affiliates of Janssen also entered into (i) supply agreements pursuant to which Janssen will manufacture and supply the Products to Depomed until Depomed, or its contract manufacturer, begins commercial production of the Products, following which Depomed will manufacture and supply Janssen for its requirements for NUCYNTA® outside of the United States and (ii) a supply agreement pursuant to which an affiliate of Janssen will manufacture and supply Depomed with the active pharmaceutical ingredient contained in the Products.

In connection with the consummation of the NUCYNTA® Acquisition, on April 2, 2015, the Company issued $575.0 million aggregate principal amount of the Company’s senior secured notes (the “Notes”) for aggregate gross proceeds of approximately $562.0 million. The Company used $550.0 million of the net proceeds received upon the sale of the Notes to fund a portion of the Purchase Price paid to Janssen.

Basis of Presentation

The Company has determined that the NUCYNTA® Acquisition constitutes a business combination as defined by Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805, “Business Combinations”. Accordingly, the assets acquired and the liabilities assumed are presented at their acquisition-date fair values as required by that statement. Fair values are determined based on the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. Management has made a preliminary determination of the fair value of the assets acquired and liabilities assumed based on various estimates, as described in Note 1 to the unaudited pro forma condensed combined balance sheet. Management is continuing to refine those estimates and consequently, the final determination of these estimated fair values may differ materially from those presented.

The following unaudited pro forma condensed combined financial information is presented to illustrate: (i) the NUCYNTA® Acquisition, and (ii) the issuance of the Notes in connection with the NUCYNTA® Acquisition (collectively, the “Transactions”).

The unaudited pro forma condensed combined financial information was prepared using, and should be read in conjunction with, (1) the audited consolidated financial statements of Depomed as of and for the year ended December 31, 2014 as included in Depomed’s Annual Report on Form 10-K (2) the unaudited condensed consolidated financial statements of Depomed as of and for the three months ended March 31, 2015 as included in the Company’s Quarterly Report on Form 10-Q and (3) the audited Special Purpose Combined Statements of Assets Acquired and Liabilities Assumed relating to the NUCYNTA® business as of December 28, 2014 and December 29, 2013 and the notes related thereto, and the audited Special Purpose Combined Statements of Revenues and Direct Expenses for the years ended December 28, 2014, December 29, 2013 and December 30, 2012 and the related notes related thereto, which are filed as Exhibit 99.1 and (4) The unaudited Special Purpose Quarterly Combined Statements of Assets acquired and Liabilities Assumed as of March 29, 2015 and the unaudited Special Purpose Combined Statements of Revenues and Direct Expenses relating to the NUCYNTA® business for the three months ended March 29, 2015 and the notes related thereto, which are filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined balance sheet as of March 31, 2015 assumes that the Transactions occurred on March 31, 2015. The unaudited pro forma condensed combined statements of income (loss) for the year ended December 31, 2014 and the three months ended March 31, 2015 assume that the Transactions occurred on January 1, 2014. The unaudited pro forma condensed combined financial information is preliminary and subject to change, is provided for illustrative purposes only and is not necessarily indicative of the results that would have been achieved had the NUCYNTA® acquisition been completed as of the dates indicated or that may be achieved in future periods. The unaudited pro forma condensed combined statements of income (loss) do not include the effects of any non-recurring costs or one-time transaction-related costs. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are directly attributable to the Transactions and are factually supportable.

DEPOMED, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(in thousands)

	Depomed As of March 31, 2015	Nucynta As of March 29, 2015	Adjustments		Pro forma

ASSETS
Current assets:
Cash and cash equivalents	$52,783	$—	$12,063	(a)	$64,846
Marketable securities	8,310	—	—		8,310
Restricted cash	500,000	—	(500,000	)(b)	—
Accounts receivable, net	23,454	—	—		23,454
Receivables from collaborative partners	1,048	—	—		1,048
Inventories	6,455	3,011	8,579	(c)	18,045
Income taxes receivable	3,424	—	—		3,424
Deferred tax assets, net	9,601	—	—		9,601
Prepaid and other current assets	8,397	—	9,961	(d)	18,358
Total current assets	613,472	3,011	(469,397)		147,086
Marketable securities, long-term	6,641	—	—		6,641
Property and equipment, net	7,170	8,455	—		15,625
Intangible assets, net	69,822	5,429	1,014,565	(e)	1,089,816
Other assets	7,319	—	—		7,319
	$704,424	$16,895	$545,168		$1,266,487
LIABILITIES AND SHAREHOLDERS’ EQUITY					—
Current liabilities:					—
Accounts payable and accrued liabilities	$55,803	$—	$—		$55,803
Income taxes payable	1,281	—	—		1,281
Contingent consideration liability	2,298	—	—		2,298
Other current liabilities	2,338	—	(642	)(f)	1,696
Total current liabilities	61,720	—	—		61,078
Contingent consideration liability	12,422	—	—		12,422
Convertible debt	233,057	—	—		233,057
Senior secured notes	—	—	562,063	(g)	562,063
Deferred tax liabilities, net, non-current	25,924	—	—		25,924
Other long-term liabilities	11,233	—	—		11,233
Commitments
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	246,034	—	—		246,034
Additional paid-in capital	77,968	—	—		77,968
Retained earnings	36,081	—	642	(f)	36,723
Accumulated other comprehensive loss, net of tax	(15)	—	—		(15)
Total shareholders’ equity	360,068	—	—		360,710
	$704,424	$—	$562,063		$1,266,487

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

Notes to Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheets

(a)                                 Represents the net cash received by Depomed, Inc. following the issuance of the Notes for aggregate gross proceeds of approximately $562.0 million offset by funds used to pay the balance of the Purchase Price of $550.0 million.

(b)                                 Represents the use of the cash deposited into an escrow account following the execution of the Asset Purchase Agreement, which was paid to Janssen and credited against the Purchase Price upon consummation of the NUCYNTA® Acquisition. The balance of the purchase price of $550.0 million was funded with the net proceeds from the issuance of the Notes.

(c)                                  Adjustment to reflect the fair value of the inventory acquired as part of the NUCYNTA® Acquisition.

(d)                                 Represents the amounts payable by Janssen relating to certain product rebate claims.

(e)                                  Adjustment to reflect the fair value of the acquired NUCYNTA® U.S. Product Rights.

(f)                                   Adjustment to remove accrued NUCYNTA® acquisition costs.

(g)                                  Represents the issuance of the Notes for aggregate gross proceeds of approximately $562.0 million.

DEPOMED, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (LOSS)

(in thousands, except per share data)

	Depomed Year ended December 31, 2014	Nucynta Year ended December 28, 2014	Adjustments		Pro forma

Total Revenues, net	$390,363	$172,238	$(1,120	)(a)	$561,481

Cost of sales	15,146	53,968	(2,445	)(b)	66,669
Selling, general and administrative expenses	121,126	44,812	(722	)(c)	165,216
Research and development expense	7,116	24,027	—		31,143
Amortization of intangible assets	10,161	—	99,512	(d)	109,673
Total costs and expenses	153,549	122,807	96,345		372,701

Income (loss) from operations	236,814	49,431	(97,465)		188,780

Other income (expense):
Interest income and expense	(23,706)	—	(63,548	)(e)	(87,254)
Benefit from (provision for) income taxes	(81,346)	—	42,401	(f)	(38,945)

Net Income (loss)	$131,762	$49,431	$(118,612)		$62,581

Basic net income (loss) per share	$2.26				$1.07
Diluted net income (loss) per share	$2.05				$1.01

Shares used in computing basic net income (loss) per share	58,292,633				58,292,633
Shares used in computing diluted net income (loss) per share	66,307,364				66,307,364

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

Notes to Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income (Loss) for the year ended December 31, 2014.

(a)         Adjustment to remove the royalties received from Janssen by Depomed on net U.S. sales of NUCYNTA® ER.

(b)         The total adjustment to cost of sales is comprised of:

Amounts in thousands
Reclassification of intangible asset amortization to conform with Depomed’s presentation	$(2,902)
Reclassification of selling and distribution costs to conform with Depomed’s presentation	457
$(2,445)

The total adjustments to cost of goods sold exclude an adjustment to the fair value of the inventories acquired of $5.9 million which will be amortized to cost of goods sold as the acquired inventory is sold. This adjustment was excluded from the unaudited pro forma condensed combined statement of income (loss) as there is no continuing impact of the acquired inventory adjustment on the combined operating results.

(c)          Total adjustment to selling, general and administrative costs is comprised of:

Amounts in thousands
Reclassification of selling and distribution costs to “cost of sales” to conform with Depomed’s presentation	$(457)
Removal of acquisition costs recorded within Depomed’s Statement of Income	(265)
$(722)

(d)         Adjustment to record the amortization of the acquired NUCYNTA® U.S. Product Rights on a straight line basis over their estimated useful life of approximately 10 years.

(e)          Adjustment to reflect the interest expense, including the amortization of debt issuance costs and original issue discount, on the Notes.

(f)           To adjust income tax provision as if NUCYNTA® had been acquired as of January 1, 2014, based on an assumed Federal and State income tax rate of 38%.

DEPOMED, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (LOSS)

(in thousands, except share and per share data)

	Depomed Three months ended March 31, 2015	Nucynta Three months ended March 29, 2015	Adjustments		Pro forma

Total Revenues, net	$32,203	$45,286	$(328	)(a)	$77,161

Cost of sales	3,112	13,075	(598	)(b)	15,589
Selling, general and administrative expenses	34,542	9,683	(2,586	)(c)	41,639
Research and development expense	1,858	6,105	—		7,963
Amortization of intangible assets	2,540	—	24,878	(d)	27,418
Total costs and expenses	42,052	28,863	21,694		92,609

Income (loss) from operations	(9,849)	16,423	(22,022)		(15,448)

Other income (expense):
Interest income and expense	(5,965)	—	(15,734	)(e)	(21,699)
Benefit from (provision for) income taxes	4,181	—	8,107	(f)	12,288

Net Income (loss)	$(11,633)	$16,423	$(29,649)		$(24,859)

Basic net income (loss) per share	$(0.20)				$(0.42)
Diluted net income (loss) per share	$(0.20)				$(0.42)

Shares used in computing basic net income (loss) per share	59,560,873				59,560,873
Shares used in computing diluted net income (loss) per share	59,560,873				59,560,873

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

Notes to Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income (Loss) for the three months ended March 31, 2015.

(a)         Adjustment to remove the royalties received from Janssen by Depomed on net U.S. sales of NUCYNTA ER.

(b)         The total adjustment to cost of sales is comprised of:

Amounts in thousands
Reclassification of intangible asset amortization to conform with Depomed’s presentation	$(725)
Reclassification of selling and distribution costs to conform with Depomed’s presentation	127
$(598)

(c)          Total adjustment to selling, general and administrative costs is comprised of:

Amounts in thousands
Reclassification of selling and distribution costs to “cost of sales” to conform with Depomed’s presentation	$(127)
Removal of acquisition costs recorded within Depomed’s Statement of Income	(2,459)
$(2,586)

(d)         Adjustment to record the amortization of the acquired NUCYNTA® U.S. Product Rights on a straight line basis over their estimated useful life of approximately 10 years.

(e)          Adjustment to reflect the interest expense, including the amortization of debt issuance costs and original issue discount, on the Notes.

(f)           To adjust income tax provision as if NUCYNTA® had been acquired as of January 1, 2014, based on an assumed Federal and State income tax rate of 38%.

DEPOMED, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

Note 1 — Preliminary Determination of the Fair Values of Acquired Assets

The unaudited pro forma condensed consolidated financial information reflects a total purchase price of approximately $1.04 billion which was determined as follows:

(Amounts in thousands)
Cash Paid	$1,050,000
Rebates payable by Seller	(9,961)
Total Purchase Consideration	$1,040,039

The rebates payable by the Seller represent a reduction to the total purchase consideration. The fair value of the rebates payable by Janssen was determined based on estimates that take into consideration the terms of agreements with customers, historical rebates taken, and the estimated amount of time it takes the product to flow through the distribution channel. If actual future results vary from our estimates, we may need to adjust these estimates, which could have an effect on the fair value of the rebates recognized in this preliminary determination of the fair values of assets acquired.

The NUCYNTA® Acquisition was accounted for using the acquisition method of accounting. Under the acquisition method of accounting, we have recognized net tangible and intangible assets acquired based upon their respective estimated fair values as of the acquisition date. The table below shows the preliminary fair values assigned to the assets acquired.

(Amounts in thousands)
NUCYNTA U.S. Product Rights	$1,019,994
Inventories	11,590
Manufacturing Equipment	8,455
$1,040,039

NUCYNTA® U.S. Product Rights

The valuation of the NUCYNTA® US Product Rights was based on management’s estimates, information and reasonable and supportable assumptions. This estimated fair value was determined using the income approach under the discounted cash flow method. Significant assumptions used in valuing the NUCYNTA® US Product Rights included revenue projections based on assumptions relating to pricing and reimbursement rates, market size and market penetration rates, general and administrative expenses, sales and marketing expenses, research and development expenses for clinical and regulatory support and developing an appropriate discount rate. If our assumptions are not correct, there could be an impairment loss or, in the case of a change in the estimated useful life of the asset, a change in amortization expense. The NUCYNTA® US Product Rights intangible asset is amortized using the straight-line method over an estimated useful life of approximately ten years. The estimated useful life was determined based on the period of time over which the NUCYNTA® US Product Rights are expected to contribute to the Company’s future cash flows.

Note 2 — Financing Transaction

On April 2, 2015, the Company issued $575.0 million aggregate principal amount of senior secured notes (the “Notes”) for aggregate gross proceeds of approximately $562.0 million pursuant to a Note Purchase Agreement dated March 12, 2015 (Note Purchase Agreement) between the Company and Deerfield Private Design Fund III, L.P., Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., BioPharma Secured Investments III Holdings Cayman LP, Inteligo Bank Ltd. and Phemus Corporation (collectively, the Purchasers) and Deerfield Private Design Fund III, L.P., as collateral agent. The Company used $550.0 million of the net proceeds received upon the sale of the Senior Secured Notes to fund a portion of the Purchase Price paid to Janssen Pharma.

The Notes will mature in seven years (unless earlier prepaid or repurchased), are secured by substantially all of the assets of the Company and any subsidiary guarantors, and bear interest at the rate equal to the lesser of (i) 9.75% over the three month London Inter-Bank Offer Rate (LIBOR), subject to a floor of 1.0% and (ii) 11.95% (through the third anniversary of the purchase date) and 12.95% (thereafter). The annual impact on the Company’s Income Statement of an increase or decrease of an 1/8th percent in interest rates would be an increase or decrease of approximately, $0.8 million. The interest rate is determined at the first business day of each fiscal quarter, commencing with the first such date following April 2, 2015. The Notes can be prepaid, at the Company’s option, (i) after the first anniversary of the purchase date but prior to the second anniversary, up to $100.0 million, (ii) before the second anniversary, under certain conditions and (iii) after the second anniversary, at the Company’s discretion. The Company incurred debt issuance costs of $0.5 million during the three months ended March 31, 2015.

Pursuant to the Note Purchase Agreement, upon the consummation of the sale of the Notes on April 2, 2015, the Company and Depo NF Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (Depo NF Sub), entered into a Pledge and Security Agreement with the Collateral Agent pursuant to which the Company and Depo NF Sub each granted the Collateral Agent (on behalf of the Purchasers) a security interest in substantially all of their assets, other than specifically excluded assets.

Note 3 — Earnings Per Share

Basic net income (loss) per share is calculated by dividing the net income by the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is calculated by dividing the net income by the weighted-average number of shares of common stock outstanding during the period, plus potentially dilutive common shares, consisting of stock options and convertible debt. The Company uses the treasury-stock method to compute diluted earnings per share with respect to its stock options and equivalents. The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt. For purposes of this calculation, options to purchase stock are considered to be potential common shares and are only included in the calculation of diluted net income (loss) per share when their effect is dilutive. No shares were issued in connection with the NUCYNTA® Acquisition.